                                                                      EX-99.h.1.

                          FUND ADMINISTRATION AGREEMENT

This  Fund   Administration   Agreement   (the   "Agreement")   is  made  as  of
[________________]  between Aberdeen Funds (the "Trust"),  a Delaware  statutory trust, and Aberdeen Asset Management Inc. ("AAMI"), a Delaware corporation.

WHEREAS, the Trust operates as an open-end management  investment company and is registered under the Investment Company Act of 1940, as amended (the "Investment
Company Act"); and

WHEREAS,  the Trust  desires to retain  AAMI as  "Administrator"  to provide the
Administration Services as described below with respect to certain of the series of the Trust (the  "Funds"),  each of which are now, or may hereafter be, listed on Exhibit B to this Agreement, and AAMI is willing to render such services; and

NOW, THEREFORE,  in consideration of the premises and mutual covenants set forth herein and  intending to be legally bound  hereby,  the parties  hereto agree as follows:

1.   Appointment  of  Administrator  and Services  and Duties.  The Trust hereby
     appoints   AAMI  as   administrator   of  the  Trust  and  the  Funds  (the
     "Administrator")  on the terms and conditions set forth in this  Agreement;
     and the Administrator hereby accepts such appointment and agrees to perform the  services  and  duties set forth in  Exhibit A of this  Agreement  (the
     "Services") in consideration of the compensation  provided for in Section 4 hereof.  The  services  listed on  Exhibit  A,  along  with any  additional services that the  Administrator  shall agree in writing to perform for the
     Trust hereunder,  shall be referred to in this Agreement as "Administration
     Services."  Administration Services shall not include any duties, functions or  services  to be  performed  for the  Trust  by the  Trust's  investment advisers,  subadvisers or custodian  pursuant to their  agreements with the
     Trust.

     When performing the Services to the Trust and the Funds, the  Administrator
     will  comply  with the  provisions  of the  Trust's  Declaration  of Trust,
     Bylaws,  Code of Ethics and  Registration  Statements,  will  safeguard and promote  the  welfare of the Trust and the Funds,  and will comply with the policies  that the  Trustees  may from time to time  reasonably  determine, provided that such policies are not in conflict  with this  Agreement,  the
     Trust's governing documents, or any applicable statutes or regulations.

2.   Subcontracting. The Administrator may, at its own expense, subcontract with any entity or person  concerning  the provision of the Services;  provided, however  (a) that the  Administrator  shall not be  relieved  of any of its obligations under this Agreement by the appointment of such  subcontractor;
     (b) that the Administrator shall be responsible,  to the extent provided in
     Section 6 for all acts of such  subcontractor  as if such acts were its own including  any payment for  services  provided by such  subcontractor;  (c)
     except  as  noted  below,  that  all  fees  and  expenses  incurred  in any sub-contract shall be paid by the Administrator;  and (d) the Trust and its
     Trustees are notified at least 30 days prior to such  sub-contract  and the
     Trustees have no objection.

     Notwithstanding the foregoing,  to the extent the Administrator  desires to subcontract  to any  entity or  person  all or a  portion  of the  Services referenced in paragraph  "r" of Exhibit A, the fees,  expenses and costs of such subcontractor shall be allocated between (a) the Administrator and (b)
     the Trust, in accordance with the provisions of paragraph "r" of Exhibit A, provided the  engagement and retention of the  subcontractor  and the terms thereof  with  respect to such  subcontractor's  services  to the Trust are approved  in  advance  of such  engagement  and  retention  by the Board of
     Trustees of the Trust or a Committee  of the Board of Trustees of the Trust
     with delegated authority to approve such engagement and retention.

     Further,  to the extent the  Administrator  desires to  subcontract  to any entity or person the Services referenced in paragraph "s" of Exhibit A, all fees, expenses and costs of such subcontractor shall be borne by the Trust, in accordance  with the  provisions of paragraph "s" of Exhibit A, provided the  engagement  and retention of the  subcontractor  and the terms thereof with respect to such subcontractor's  services to the Trust are approved in advance of such  engagement  and  retention by the Board of Trustees of the
     Trust or a  Committee  of the Board of  Trustees  of the Trust  pursuant to delegated authority to approve such engagement and retention.

3.   Expenses.  The Administrator  shall be responsible for expenses incurred in providing  the Services to the Trust,  including  the  compensation  of the
     Administrator's  employees  who serve as officers  of the Trust,  except as provided  for in Exhibit B, and except to the extent such  expenses are not otherwise  required to be reimbursed or paid by the Trust in this Section 3 or Exhibit A. The Trust (or the Trust's  investment adviser pursuant to its investment  advisory agreement) shall be responsible for all other expenses of the Trust,  including without  limitation:  (i) investment  advisory and subadvisory  fees; (ii) interest and taxes;  (iii)  brokerage  commissions, short  sale  dividend  expenses  and  other  costs in  connection  with the purchase or sale of securities and other investment instruments;  (iv) fees and expenses of the Trust's trustees,  other than those who are "interested persons" of the Administrator or investment adviser of the Trust; (v) legal and audit  expenses;  (vi)  custodian  fees and  expenses;  (vii)  fees and expenses related to the registration and qualification of the Trust and the
     Trust's shares for  distribution  under state and federal  securities laws;
     (viii)  expenses  of  printing  and  mailing  reports and notices and proxy material to beneficial  shareholders of the Trust;  (ix) all other expenses incidental to holding meetings of the Trust's shareholders, including proxy solicitations  therefore;  (x)  insurance  premiums  for fidelity and other coverage;  (xi) association membership dues; (xii) the allocable portion of
     the  fees,   expenses   and   costs   attributable   to  the   development,
     implementation,  preparation,  administration,  monitoring,  reviewing  and testing  of  the  Trust's  compliance  program  under  rule  38a-1  of  the
     Investment Company Act, as more fully described in paragraph "r" of Exhibit
     A; (xiii) all fees,  expenses  and costs  attributable  to the  monitoring, processing  and filing of proofs of claims on behalf of the Trust,  as more fully  described in paragraph  "s" of Exhibit A,  including  the annual fee paid to any third  party  subcontractor;  and (xiv)  such  nonrecurring  or non-routine  expenses as may arise,  including  those  relating to actions, suits or proceedings to which the Trust is a party and the legal obligation which the Trust may have to  indemnify  the Trust's  trustees  and officers with respect thereto.

4.   Compensation. For the Services provided, the Trust hereby agrees to pay and the  Administrator  thereby agrees to accept as full  compensation  for the services rendered hereunder the fee listed for the Trust on Exhibit B. Such fees will be computed daily and payable  monthly at an annual rate based on a Fund's  average  daily net  assets  and will be paid  monthly  as soon as practicable after the last day of each month.

     In case of termination of this Agreement during any month, the fee for that month  shall be  reduced  proportionately  on the  basis of the  number  of business  days during which it is in effect,  and the fee computed upon the average net assets for the business days it is so in effect for that month.

5.   Privacy.  Nonpublic personal financial information relating to shareholders or  prospective  investors in the Funds provided by, or at the direction of
     the  Trust  to  the   Administrator,   or  collected  or  retained  by  the
     Administrator in the course of performing the Services, shall be considered confidential information.  The Administrator shall not give, sell or in any way transfer such confidential  information to any person or entity,  other than affiliates of the  Administrator or other Trust service providers that have a legitimate need for such information  except at the direction of the
     Trust or as required or permitted by law (including  applicable  anti-money laundering laws). The Administrator represents, warrants and agrees that it has  in  place  and  will  maintain  physical,  electronic  and  procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent  unauthorized  access to or use of records and information relating to shareholders or prospective investors in the Funds.
     The Trust  represents  to the  Administrator  that the Trust has  adopted a statement  of  its  privacy  policies  and  practices  as  required  by the
     Securities and Exchange Commission's Regulation S-P and the Trust agrees to provide the Administrator with a copy of that statement annually.

6.   Responsibility of Administrator.

     a.   The  Administrator  shall not be liable for any error of  judgment  or mistake  of law or for any loss  suffered  by the Trust in  connection with  the  matters  to which  this  Agreement  relates,  except a loss resulting  from willful  misfeasance,  bad faith or  negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.  Any person,  even though also an officer,  director,  partner,  employee or agent of the
          Administrator,  who may be or  become an  officer  or  trustee  of the
          Trust, shall be deemed, when rendering services to the Trust or acting on any  business  of the Trust  (other  than  services  or business in
          connection  with  the  duties  of  the  Administrator   hereunder)  in
          accordance with his  responsibilities  to the Trust as such officer or trustee,  to be rendering  such  services to or acting  solely for the
          Trust and not as an officer,  director,  partner, employee or agent or one under the control or direction of the  Administrator  even through paid by the Administrator.

     b.   The  Administrator  shall  be kept  indemnified  by the  Trust  and be without  liability  for  any  action  taken  or  thing  done  by it in performing the  Administration  Services in accordance  with the above standards;  provided,  however,  that the Trust will not indemnify the
          Administrator for the portion of any loss or claim caused, directly or indirectly, by the negligence, willful misfeasance or bad faith of the
          Administrator  or by the  Administrator's  reckless  disregard  of its duties and obligations  hereunder.  In order that the  indemnification provisions  contained in this Section 6 shall  apply,  however,  it is understood  that if in any case the Trust may be asked to indemnify or save the Administrator harmless, the Trust shall be fully and promptly advised of all pertinent  facts  concerning the situation in question, and it is  further  understood  that  the  Administrator  will use all reasonable  care to identify and notify the Trust promptly  concerning any  situation  which  presents  or  appears  likely  to  present  the probability of such a claim for indemnification against the Trust. The
          Trust  shall have the option to defend the  Administrator  against any claim which may be the subject of this  indemnification.  In the event that the Trust so  elects,  it will so notify  the  Administrator  and thereupon the Trust shall take over complete defense of the claim, and the Administrator shall in such situation initiate no further legal or other  expenses  for which it shall  seek  indemnification  under this
          Section.  The Administrator shall in no case confess any claim or make any  compromise  or  settlement in any case in which the Trust will be asked to indemnify the  Administrator  except with the Trust's written consent.

7.   Duration and Termination.

     a.   This  Agreement  shall become  effective as of the date first  written above. The Agreement may be terminated at any time, without payment of any penalty,  by either party upon 60 days' advance  written notice to the other party. The Agreement may also be terminated immediately upon written notice to the other party in the event of a material breach of any provision of this Agreement by such other party.

     b.   Upon the  termination  of this  Agreement,  the Trust shall pay to the
          Administrator  such  compensation  as  may  be  payable  prior  to the effective  date of such  termination.  In the  event  that  the  Trust designates  a  successor  to any of  the  Administrator's  obligations hereunder,  the  Administrator  shall,  at the direction of the Trust, transfer to such successor all relevant books,  records and other data established  or  maintained by the  Administrator  under the foregoing provisions.

8.   Amendment.  No  provision  of  this  Agreement  may  be  changed,   waived,
     discharged  or  terminated  orally,  but only by an  instrument  in writing signed by the party against  which an  enforcement  of the change,  waiver, discharge or termination is sought.

9.   Non-Exclusivity.  The  Services  provided  by the  Administrator  under the
     Agreement  are not deemed to be  exclusive.  The  Administrator  is free to render  such  services  to others  and to engage in any other  business  or activity.

10.  Notices.  Notices  of any kind to be given to the  Trust  hereunder  by the
     Administrator  shall be in writing and shall be duly given if  delivered to the Trust at the following address:

     Aberdeen Funds
     5 Tower Bridge
     300 Barr Harbor Drive
     West Conshohocken, PA 19428
     Attn: Legal Department

     Notices of any kind to be given to the Administrator hereunder by the Trust shall  be  in  writing  and  shall  be  duly  given  if  delivered  to  the
     Administrator at:

     Aberdeen Asset Management Inc.
     1735 Market Street
     37th Floor
     Philadelphia, PA 19103
     Attn:  Legal Department

11.  Records.  The Administrator  shall maintain customary records in connection with its duties as specified in this Agreement.  Any records required to be maintained  and  preserved  under the  Investment  Company Act of 1940,  as amended,  that are prepared or maintained by the Administrator on behalf of the  Trust  shall  be  prepared  and  maintained  at  the  expense  of  the
     Administrator,  but  shall be the  property  of the  Trust and will be made available to or  surrendered  promptly to the Trust on request.  In case of any  request  for the  inspection  of such  records by another  party,  the
     Administrator  shall  notify the Trust and follow the Trust's  instructions regarding  whether to permit or refuse such  inspection;  provided that the
     Administrator  may provide  such records to any person in any case where it is advised by its counsel  that it may be held liable for failure to do so, unless (in cases involving  potential exposure only to civil liability) the
     Trust has agreed to indemnify the Administrator against such liability.

12.  Confidential  Information.  The  Administrator and Trust (in such capacity,
     the   "Receiving   Party")   acknowledge   and   agree  to   maintain   the
     confidentiality  of  Confidential   Information  (as  hereinafter  defined)
     provided by the Administrator and Trust (in such capacity,  the "Disclosing
     Party") in connection  with this  Agreement.  The Receiving Party shall not disclose or disseminate the Disclosing Party's Confidential  Information to
     any Person other than those employees,  agents,  contracts,  subcontractors and licensees of the Receiving Party, or with respect to the  Administrator
     as  a  Receiving   Party,   to  those   employees,   agents,   contractors,
     subcontractors and licensees of any agent or affiliate,  who have a need to know  it  in  order  to  assist  the  Receiving  Party  in  performing  its obligations,  or to permit the Receiving Party to exercise its rights under this  Agreement.  In  addition,  the  Receiving  Party (a)  shall  take all reasonable steps to prevent  unauthorized  access to the Disclosing Party's
     Confidential  Information,  and (b)  shall not use the  Disclosing  Party's
     Confidential Information,  or authorize other Persons to use the Disclosing
     Party's Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein,  "reasonable  steps"  means steps that a party takes to protect its own, similarly confidential or proprietary information of a similar nature, which steps shall in no event be less than a reasonable standard of care.

     The  term  "Confidential  Information,"  as used  herein,  shall  mean  all
     business  strategies,   plans  and  procedures,   proprietary  information,
     methodologies,  data and trade secrets, and other confidential  information and materials  (including,  without  limitation,  any  non-public  personal information  as defined in Regulation  S-P) of the  Disclosing  Party,  its affiliates,  their respective  clients or suppliers,  or other Persons with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement.

     The provisions of this Section 12 respecting Confidential Information shall not apply to the  extent,  but only to the extent,  that such  Confidential
     Information:  (a) is  already  known  to the  Receiving  Party  free of any restriction  at the time it is obtained from the Disclosing  Party,  (b) is
     subsequently   learned  from  an  independent   third  party  free  of  any
     restriction  and  without  breach  of  this  Agreement;  (c) is or  becomes publicly  available  through no wrongful act of the Receiving  Party or any third party; (d) is  independently  developed by or for the Receiving Party without  reference  to or  use  of  any  Confidential  Information  of  the
     Disclosing  Party;  or (e)  is  required  to be  disclosed  pursuant  to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock  exchange  (provided,  however,  that the  Receiving
     Party  shall  advise  the  Disclosing  Party  of such  required  disclosure promptly upon learning  thereof in order to afford the  Disclosing  Party a reasonable  opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).

     The  Receiving  Party  shall  advise its  employees,  agents,  contractors, subcontractors  and  licensees,  and shall require its affiliates to advise their employees,  agents, contractors,  subcontractors and licensees of the
     Receiving  Party's  obligations of  confidentiality  and non-use under this
     Section 12, and shall be responsible for ensuring compliance by its and its affiliates' employees,  agents,  contractors,  subcontractors and licensees with such obligations.  In addition,  the Receiving Party shall require all
     Persons that are provided  access to the  Disclosing  Party's  Confidential
     Information,  other  than  the  Receiving  Party's  accountants  and  legal counsel, to execute confidentiality or non-disclosure agreements containing provisions substantially similar to those set forth in this Section 12. The
     Receiving Party shall promptly notify the Disclosing  Party in writing upon learning of any  unauthorized  disclosure or use of the Disclosing  Party's
     Confidential Information by such Persons.

     Upon the Disclosing  Party's written  request  following the termination of this Agreement, the Receiving Party promptly shall return to the Disclosing
     Party, or destroy,  all  Confidential  Information of the Disclosing  Party
     provided under or in connection with this Agreement,  including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a)
     the  Receiving  Party may  retain  one copy of each item of the  Disclosing
     Party's   Confidential   Information   for  purposes  of  identifying   and
     establishing its rights and obligations under this Agreement,  for archival or audit purposes  and/or to the extent required by applicable law, and (b)
     the   Administrator   shall  have  no   obligation  to  return  or  destroy
     Confidential   Information   of  Trust  that  resides  in  saved  tapes  of
     Administrator; provided, however, that in either case all such Confidential
     Information  retained by the  Receiving  Party shall remain  subject to the provisions  of  this  Section  12  for so  long  as it is so  retained.  If requested by the  Disclosing  Party,  the Receiving  Party shall certify in writing its compliance with the provisions of this paragraph.

13.  Equipment  Failures.   In  the  event  of  equipment  failures  beyond  the
     Administrator's control, the Administrator shall take reasonable and prompt steps to minimize  service  interruptions  but shall have no liability with respect  thereto  except  to the  extent  such  failure  is  caused  by the
     Administrator's  negligence,  bad faith or fraud in the  performance of the
     Administration  Services.  The  Administrator  shall develop and maintain a plan for recovery from  equipment  failures  which may include  contractual arrangements  with  appropriate  parties  making  reasonable  provision for emergency  use of  electronic  data  processing  equipment  to  the  extent appropriate equipment is available.

14.  Fund  Obligations.  This Agreement is executed by the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the trustees,  officers or shareholders of the Trust  individually  but are binding only upon the Fund to which such obligations pertain and the assets and  property  of such  Fund.  All  obligations  of the  Trust  under  this
     Agreement shall apply only on a Fund-by-Fund  basis,  and the assets of one
     Fund shall not be liable for the obligations of another Fund.

15.  Miscellaneous.  The captions in this Agreement are included for convenience of  reference  only and in no way define or delimit  any of the  provisions hereof or otherwise affect their  construction or effect.  If any provision of this  Agreement  shall be held or made invalid by a court or  regulatory agency  decision,  statute,  rule  or  otherwise,  the  remainder  of  this
     Agreement  shall not be  affected  thereby.  Subject to the  provisions  of
     Section 6 hereof,  this Agreement  shall be binding upon and shall inure to the benefit of the parties  hereto and their  respective  successors.  This
     Agreement  shall be  governed by and  construed  to be in  accordance  with substantive  laws of the State of Delaware  without  reference to choice of law principles  thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

IN WITNESS  WHEREOF,  the  parties  hereto have  caused  this  instrument  to be executed by their officers  designated  below as of the day and year first above written.

                                            ABERDEEN FUNDS

                                            By:  ____________________
                                            Name: Vincent J. Esposito
                                            Title: President

                                            ABERDEEN ASSET MANAGEMENT INC.

                                            By  _________________
                                            Name: [______________]
                                            Title: [_______]

                                    EXHIBIT A
                                 ABERDEEN FUNDS
                          Fund Administration Agreement

                             Administration Services

As  Administrator,  and  subject to the  supervision  and control of the Trust's
Board of Trustees,  the Administrator will provide  facilities,  equipment,  and personnel to carry out the following administrative and fund accounting services for  operation  of the  business  and affairs of the Trust and each of the Funds covered by this Agreement:

a.   Prepare, file, and maintain the Trust's governing documents,  including the
     Declaration  of Trust,  the Bylaws,  minutes of  meetings  of Trustees  and shareholders;

b.   Prepare  for,  conduct  and  facilitate  shareholder  meetings  as  well as prepare,  file,  print and  distribute  proxy  statements  for  meetings of shareholders;

c.   Prepare  and  file on a  timely  basis  with the  Securities  and  Exchange
     Commission  and  the   appropriate   state   securities   authorities   the
     registration  statements for the Trust relating to the Funds and the Funds'
     shares,  and all  amendments  thereto,  the  Trust's  reports  pursuant  to
     Investment Company Act Rule 24f-2,  prospectuses,  proxy statements,  Forms
     N-CSR, N-PX, N-Q and 40-17G and such other documents as may be necessary or convenient  to enable the Trust to make  continuous  offering of the Funds'
     shares and to conduct its affairs;

d.   Assist the independent auditors in their audits of the Funds;

e.   Compile and publicly  disclose  information  on the proxy voting of each of the Funds;

f.   Prepare,  negotiate,  and administer contracts on behalf of the Funds with, among others, the Trust's custodian and other third parties;

g.   Supervise the Trust's custodian;

h.   Advise the Trust and its Board of Trustees on matters  concerning the Funds and their  affairs,  prepare board  materials  for regularly  scheduled and special  meetings of the Board of Trustees and make  arrangements  for such meetings;

i.   Prepare and have filed on a timely  basis the Federal and State  income and other tax returns for the Funds;

j.   Examine and review the operations of the Funds, and the Trust's  custodian, transfer agent and investment adviser and the Funds'  subadvisers,  if any, to monitor and promote compliance with applicable state and federal law;

k.   Coordinate  the layout and printing of publicly  disseminated  prospectuses and reports;

l.   Provide the Trust with office space and personnel;

m.   Assist with the design, development, and operation of the Funds;

n.   Provide individuals  reasonably acceptable to the Trust's Board of Trustees for nomination, appointment, or election as officers of the Trust, who will be  responsible  for the  management  of certain of the Trust's  affairs as determined by the Trust's Board of Trustees;

o.   Monitor  the  Trust's  compliance  with  Sections  851  through  855 of the
     Internal Revenue Code of 1986, as amended, and the regulations  promulgated thereunder,  so as to enable  the  Trust  and each Fund to comply  with the
     diversification   requirements   applicable  to   investments  of  variable
     contracts  and for each to maintain its status as a  "regulated  investment company;"

p.   Obtain and keep in effect fidelity bonds and directors and  officers/errors and omission insurance policies for the Trust and each of the Funds;

q.   Provide the Trust and each Fund with fund  accounting  services,  including but not limited to the following services:

     1)   keeping and  maintaining  the following books and records of the Trust and each of the Funds  pursuant  to Rule  31a-1  under the  Investment
          Company Act, including:

          a)   journals  containing an itemized daily record of all purchase and sales of securities,  all receipts and  disbursements of cash and all other debit and credits, as required by Rule 31a-1(b)(1);

          b)   general and auxiliary  ledgers  reflecting all asset,  liability, reserve, capital, income and expense accounts, including interest
               accrued   and   interest   received,    as   required   by   Rule
               31a-1(b)(2)(i);

          c)   separate ledger  accounts  required by Rule  31a-1(b)(2)(ii)  and
               (iii); and

          d)   a  monthly   trial  balance  of  all  ledger   accounts   (except
               shareholder accounts) as required by Rule 31a-1(b)(8).

     2)   performing  the following  accounting  services on a regular basis for each Fund, as may be reasonably requested by the Trust:

          a)   calculate the net asset value per share;

          b)   calculate the dividend and capital gain distribution, if any;

          c)   calculate  a  Fund's  yield  and  total  return  (to  the  extent necessary or desirable);

          d)   reconcile cash movements with the Trust's custodian;

          e)   affirm to the Trust's  custodian  all  portfolio  trades and cash movements;

          f)   verify and reconcile  with the Trust's  custodian all daily trade activity;

          g)   provide such reports as may be required by the Trust;

          h)   prepare the Trust's financial statements,  including oversight of expense accruals and payments;

          i)   obtain security prices from independent  pricing services,  or if such  quotes  are  unavailable,  then  determine  such  prices as provided for in the Trust's valuation procedures;

          j)   post  summary  shareholder  activity  received  from the Transfer
               Agent and reconcile  share  balances,  including  receivables and payables with the Transfer Agent on a daily basis;

          k)   provide such other similar services with respect to a Fund as may be reasonably requested by the Trust;

          l)   develop the financial  statements and other  information  for the reports to  shareholders  and regulatory  authorities,  including
               Form N-SAR and Form N-CSR;

          m)   maintain historical tax lots for each security; and

          n)   accrue  expenses  of each Fund and track,  analyze  and  validate income and expense accruals.

     3)   provide  accounting  and  financial  reports  in  connection  with the
          Trust's annual audit, quarterly board of trustees meetings, regulatory
          filings,   compliance   reporting,   tax   reporting,   total   return
          calculations and other audits and examinations by regulatory  agencies or as the Trust's board of trustees may reasonably request;

     4)   develop the financial statements and other information for the reports to shareholders and regulatory  authorities,  including Form N-SAR and
          Form N-CSR; and

     5)   monitor and pay the Trust's bills and maintain the Trust's budgets and report budget expenses and variances to the Trust's management.

r.   Develop,  prepare,  implement,  administer,  monitor,  review  and test the
     Trust's policies and procedures under rule 38a-1 of the Investment  Company
     Act;  provided that,  notwithstanding  the provisions of paragraph j above, the Trust shall reimburse the  Administrator  for the allocable  portion of the fees,  expenses and costs incurred by the Administrator  (including the allocable  portion of compensation  paid to employees of Administrator  who are not officers of the Trust and the allocable  portion of any costs, fees or  expenses  of  subcontractors  in  accordance  with  Section  2  of  the
     Agreement) in performing the Services described in this paragraph r, in the proportion  that the  benefits  of such  services  inure to the  Trust  and provided that such  allocation of fees,  costs and expenses  related to the
     Trust is  approved  by the Board of Trustees of the Trust or by a Committee
     of the Board with delegated authority to approve such allocation;

s.   Monitor,  process and file,  on behalf of the Trust,  proofs of claims that are  timely  received  in good order by the  Administrator  or its proof of
     claims  subcontractor;   provided  that,  the  Trust  shall  reimburse  the
     Administrator  for  all  fees,   expenses  and  costs  of  subcontractor(s)
     including  the  annual  fee  paid to  such  subcontractor  incurred  by the
     Administrator  in accordance with Section 2 of the Agreement in performance of the services  described in this  paragraph "s",  provided  further that, such subcontractor, and its fees, costs and expenses, have been approved by the Board of Trustees,  or by a Committee of the Board of Trustees pursuant to delegated authority in accordance with Section 2 of the Agreement;

t.   Assist in all aspects of the Funds'  operations  other than those  provided under other specific contracts;

u.   Provide for year-end 1099's and any supplemental tax letters;

v.   Assist legal counsel to Trust in the development of policies and procedures relating to the Funds; and

w.   Assist  the  Trust  in  handling  and  responding  to  routine   regulatory
     examinations  with respect to records retained as services  provided by the
     Administrator,  and coordinate with the Trust's legal counsel in responding to any non-routine regulatory matters.

The foregoing,  along with any additional  services that the Administrator shall agree in writing to perform for the Trust hereunder, shall hereafter be referred to as  "Administration  Services." In compliance  with the  requirements of Rule
31a-3 under the Investment Company Act, the Administrator hereby agrees that all records  that it  maintains  for the  Trust  are the  property  of the Trust and further  agrees to surrender  promptly to the Trust any of such records upon the
Trust's request.  The  Administrator  further agrees to preserve for the periods prescribed  by  Investment  Company  Act Rule 31a-2 the  records  required to be maintained by Investment Company Act Rule 31a-1.  Administration  Services shall not include any duties,  functions, or services to be performed for the Trust by the Trust's investment adviser,  custodian,  or transfer agent pursuant to their agreements with the Trust.

                                    EXHIBIT B
                                 ABERDEEN FUNDS
                          Fund Administration Agreement

                                  Fee Schedule

                          Effective [________________]*

Fees

The Trust  shall  pay fees to the  Administrator,  as set forth in the  schedule directly below,  for the provision of services  covered by this Agreement.  Fees will be  computed  daily and  payable  monthly  at an annual  rate  based on the aggregate amount of the Trust's average daily net assets. The Trust will also be responsible for out-of-pocket expenses (including,  but not limited to, the cost of the pricing services that the Administrator  utilizes and any networking fees paid as out-of-pocket  expenses) reasonably incurred by the Administrator and in providing  services  to the Trust.  All fees and  expenses  shall be paid by the
Trust to the Administrator on behalf of the Administrator.

                                            Aggregate Fee as a
         Trust Asset Level               Percentage of Net Assets

         Up to $1 billion                         [0.26%]
         $1 billion up to $3 billion              [0.19%]
         $3 billion up to $4 billion              [0.15%]
         $4 billion up to $5 billion              [0.08%]
         $5 billion up to $10 billion             [0.05%]
         $10 billion up to $12 billion            [0.03%]
         $12 billion or more                      [0.02%]

Funds of the Trust

Aberdeen Select Equity Fund
Aberdeen Select Mid Cap Growth Fund
Aberdeen Select Small Cap Fund
Aberdeen Select Growth Fund
Aberdeen Select Worldwide Fund
Aberdeen China Opportunities Fund
Aberdeen Developing Markets Fund
Aberdeen International Equity Fund
Aberdeen Hedged Core Equity Fund
Aberdeen Market Neutral Fund
Aberdeen Equity Long-Short Fund
Aberdeen Global Financial Services Fund
Aberdeen Health Sciences Fund
Aberdeen Natural Resources Fund
Aberdeen Technology and Communications Fund
Aberdeen Global Utilities Fund
Aberdeen Optimal Allocations Fund: Growth
Aberdeen Optimal Allocations Fund: Moderate Growth
Aberdeen Optimal Allocations Fund: Moderate
Aberdeen Optimal Allocations Fund: Defensive
Aberdeen Optimal Allocations Fund: Specialty
Aberdeen Small Cap Fund
Aberdeen Small Cap Opportunities Fund
Aberdeen Small Cap Growth Fund
Aberdeen Small Cap Value Fund
Aberdeen Tax-Free Income Fund

* As most recently approved at the [____________] Board Meeting.